UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 17, 2009
(Exact name of registrant as specified in charter)
001-11302
(Commission File Number)

OHIO (State or other jurisdiction of incorporation)	34-6542451 (I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-6300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On September 17, 2009, KeyCorp elected Ruth Ann M. Gillis, Executive Vice President of Exelon Corporation, and Joseph A. Carrabba, Chairman, President, and Chief Executive Officer of Cliffs Natural Resources, Inc., as Directors of the Corporation, effective November 18, 2009. The election of Ms. Gillis and Mr. Carrabba increases the size of KeyCorp’s Board of Directors to 14 members. Ms. Gillis will serve as a member of the KeyCorp Audit Committee and Mr. Carrabba will serve as a member of the KeyCorp Compensation and Organization Committee. As is true for all “outside” KeyCorp Directors, Ms. Gillis and Mr. Carrabba will be entitled to an annual award under the KeyCorp Directors’ Deferred Share Plan each July, as well as quarterly and per meeting director fees. A copy of the press release announcing the elections is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits
(d) Exhibits
99.1	Press release dated September 21, 2009, announcing the election of Ruth Ann M. Gillis and Joseph A. Carrabba as Directors of KeyCorp.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP (Registrant)
Date: September 21, 2009	/s/ Daniel R. Stolzer
	By:	Daniel R. Stolzer
Vice President, Deputy General Counsel and Assistant Secretary